EXHIBIT 10.3

Execution Copy

August 28, 2024

Amy Weaver
c/o Salesforce, Inc.
    Re:     Transition Agreement
Dear Amy,
As we have discussed, you have advised the Company that you will retire from Salesforce, Inc. (the “Company”), and your employment with the Company will end, on April 30, 2026 (except as otherwise provided in Sections II or III below) (the “Separation Date”). In order to ensure an efficient and smooth transition of your duties, you and the Company have agreed that the Company will retain your services through the Separation Date (or such earlier date as provided in Section III below) (the “Transition Period”) on the terms set forth in this letter agreement (the “Agreement”).
I.Services
You and the Company agree that you shall continue to serve in that role of Chief Financial Officer until the earlier of (1) the date that the Annual Report on Form 10-K for the fiscal year ending January 31, 2025 is filed, and (2) the date that a new Chief Financial Officer commences in the role with the Company (the first to occur of clause (1) and clause (2), the “Transition Date”). For the portion of the Transition Period following the Transition Date, you shall have the title of “Special Advisor to the CEO.”
During the Transition Period and subject to the details and limitations contained in Attachment A, you will continue to be employed by the Company and will perform such duties as reasonably directed by the Chief Executive Officer or Chief Operating Officer (the “Services”), which may include (without limitation) working on matters relating to transactions, business function, and customer-related matters. On and after the Transition Date, you also will reasonably assist in the transition of your duties to the Company’s new Chief Financial Officer. You agree that you will not be employed by or provide services to any other person or entity during the Transition Period, except as specifically permitted by this Agreement, recognizing that such activity not permitted by this Agreement shall terminate the Transition Period as set forth below.
You agree that you will continue to be employed on a full-time basis from the date of this Agreement through the filing of the Annual Report on Form 10-K for the fiscal year ending January 31, 2025 (such period, the “Initial Service Period”) and thereafter will be reasonably available to the Company during the portion of the Transition Period following the Transition Date in accordance with the details and limitations contained in Attachment A. During the Transition Period you may (i) serve on the board of directors or similar governing body of other business entities and (ii) engage in other outside activities; provided, however, that any board

Amy Weaver
August 28, 2024

service or activities that (A) create a possible conflict with the Company, (B) are related in any way to the Company’s business, or (C) are part-time services for compensation (other than board service in the case of this clause (C)) must be approved in writing by the Company’s Chief Legal Officer, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, any employment or full-time services for compensation with any other person or entity during the Transition Period shall be prohibited, and the Transition Period shall automatically terminate upon your commencement of such employment or other full-time service. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, you may continue to engage in the current for-profit and not-for-profit board of directors activities set forth on Attachment B during the Transition Period, and during the portion of the Transition Period following the Transition Date, you may engage, without Company approval, in services as a director of any person or entity (whether or not for compensation) provided such service neither creates a possible conflict nor relates to the Company’s business.
II.Compensation during the Transition Period
During the Transition Period, you shall continue to receive a base salary, in accordance with the Company’s payroll procedures (the “Base Salary”). Your Base Salary during the Transition Period shall be calculated as follows: (i) during the Initial Service Period, your Base Salary will be equal to your salary as in effect immediately prior to the date hereof (i.e., rate of $1,050,000 per year) and (ii) following the Initial Service Period, your Base Salary shall be paid at the rate of $75,000 per annum. You also will continue to vest in your currently outstanding equity awards of the Company during the Transition Period, subject to the terms of the applicable Company equity plan and your equity award agreements. The Company expects that performance will be certified, and vesting of the Company performance-based restricted stock units corresponding to the performance period ending on January 31, 2026 will occur, on or prior to the Separation Date (provided if such certification occurs on a date after April 30, 2026, then the Separation Date will be automatically extended so as to occur on the first business day following the date of such certification).
For the avoidance of doubt, your provision of Services and agreed-upon continued employment with the Company under this Agreement are sufficient to meet any and all employment, service provider or similar criteria in such equity plan and award agreements. Any equity awards that have not vested as of the end of the Transition Period shall be permanently forfeited. In all other respects, the exercise of your vested options and the other terms of your outstanding equity awards shall continue to be governed by the terms and conditions of the applicable Company equity plan and equity award agreements. You will not be eligible for grants of Company equity awards after the date of this Agreement.
During the Transition Period, you shall remain subject to the Company’s Insider Trading Policy, including provisions that require certain persons to preclear transactions in Company securities and limit trading to open window periods, subject to certain exceptions. As of the Transition Date, you will no longer be considered an officer, and your obligations regarding your Company equity shall change accordingly and the Company will provide you information regarding the implications of that status change. Additionally, you confirm that, as of the date

Amy Weaver
August 28, 2024

hereof and to your knowledge, you are not aware of any reason why you would not be able to sign the Q2 FY25 10-Q and make the applicable Q2 FY25 10-Q certifications. You also confirm that, as of the date hereof and to your knowledge, you are not aware of any reason why, were you to remain Chief Financial Officer through the date of filing thereof, you would not be able to sign and make the applicable Q3 FY25 10-Q certifications and FY25 10-K certifications.
Finally, you agree that, if you cease serving as Chief Financial Officer before the filing of the Q3 FY 25 10-Q and/or the FY25 10-K, you will inform the Company promptly (1) if at any time before the filing of the Q3 FY25 10-Q you become aware of any reason why you would not have been able to sign and make the applicable Q3 FY25 10-Q certifications or (2) if at any time before the filing of the FY25 10-K you become aware of any reason why, had you remained Chief Financial Officer as of the filing of the FY25 10-K, you would not have been able to sign and make the applicable 10-K certifications.
During the Initial Service Period, you also will continue to be eligible to participate in the Company’s employee benefit plans to the extent permitted by applicable plan terms and Company policy. Following the Initial Service Period, through the end of the Transition Period you shall continue to be eligible to participate only in the Company’s health and welfare plans. Following the end of the Transition Period, you will be eligible to elect “COBRA” health continuation coverage. If you timely elect COBRA coverage and subject to your execution and non-revocation of the Supplemental Release attached as Attachment C, the Company will pay 12 months of all applicable COBRA-related expenses, including both the employer and employee portions of the premiums, on a monthly basis. Thereafter, you will be solely responsible for timely payment of all remaining COBRA premiums for the duration of COBRA coverage (if any).
In addition, subject to your compliance with the terms hereof, you shall receive payment of your fiscal year 2025 Annual Performance Bonus in April 2025, applying a 100% individual multiplier, the same corporate multiplier applicable to other executive officers of the Company, and otherwise calculated at the same rate as other executive officers of the Company, and payable in the normal course, less amounts related to such bonus program previously paid (the “FY 2025 Bonus”). The Company acknowledges that your target Annual Performance Bonus for Fiscal Year 2025 equals 150% of your Fiscal Year 2025 base salary. You will not be eligible for the fiscal year 2026 Annual Performance Bonus (the “FY 2026 Bonus”) or any portion thereof.
The Company will also reimburse you for the reasonable cost of a laptop and cellular telephone should you choose to make such purchase for your personal use after your Separation Date, and the Company will reasonably cooperate in transferring your phone numbers and billing to you if in the Company’s name.
III.Early Termination of Transition Period
The Transition Period shall terminate prior to the Separation Date in the following circumstances:

Amy Weaver
August 28, 2024

A.Termination by the Company
The Company may terminate the Transition Period prior to the Separation Date only for Cause, as defined below, and not, for the avoidance of doubt, for any other reason. In the event the Company terminates the Transition Period for Cause, your equity awards shall stop vesting upon such termination and shall be forfeited to the extent unvested, and you shall only receive the accrued but unpaid Base Salary through the date of termination. In such event, you also will not receive a FY 2025 Bonus to the extent not previously paid.
For purposes of this Agreement, “Cause” means any one of the following: (i) a material act of dishonesty made by you in connection with your responsibilities to the Company; (ii) your conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) your gross misconduct in connection with the performance of your duties to the Company; (iv) your unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company; (v) your willful and material breach of any obligations under any written agreement with the Company; or (vi) your continued willful failure to perform your employment duties hereunder, provided, however, that in the case of (iii), (v) and (vi) Cause will only be deemed to exist in the event that you have failed to cure (if curable) such misconduct, breach or failure within fifteen (15) days following written notice by the Company. The failure to achieve performance or strategic targets, goals or initiatives shall not be the sole basis for a determination of the existence of Cause.
B.Termination by You
You may terminate the Transition Period for any reason prior to the Separation Date upon ten (10) days’ written notice. In addition, the Transition Period shall automatically terminate upon your commencement of any employment or other full time service for compensation with any other person or entity (and you shall notify the Company in writing promptly following accepting any such employment or service) unless such employment or service has been previously authorized by the Company as provided in Section I. Upon any such termination, your equity awards shall stop vesting, and you shall only receive the accrued but unpaid Base Salary through the date of termination and remaining unpaid FY 2025 Bonus at target (subject to the provisions of Section II). In the event of your death or disability, you or your heirs, as applicable, shall receive the remaining Base Salary payable to you through the Separation Date and the remaining unpaid FY 2025 Bonus at target (if unpaid).
C.Resignation from Officer Positions
Effective on the date that the Transition Period and your employment with the Company ends for any reason, you hereby resign from any and all positions you hold with the Company and any of its subsidiaries. You agree to take any additional actions and to execute any additional documentation reasonably required in order to effectuate the resignations described in the immediately preceding sentence.

Amy Weaver
August 28, 2024

IV.Proprietary Rights Agreement
By signing this Agreement, you reaffirm and agree to observe, abide by and be bound by the terms of the Employee Inventions and Proprietary Rights Assignment Agreement that you signed with the Company (the “Confidentiality Agreement”). This includes, without limitation, the provisions therein regarding nondisclosure of the Company’s confidential and proprietary information and non-solicitation of Company employees. You also agree that no later than promptly following your last day of employment hereunder, you will make a reasonable and good faith effort to search for and return all documents and other items provided to you by the Company, developed or obtained by you in connection with your service with the Company, or otherwise belonging to the Company (other than de minimis items). Notwithstanding the foregoing, you shall be permitted to retain your personal correspondence and all information reasonably necessary for you to prepare your personal tax returns. Notwithstanding any other provision herein or in any other agreement, you shall not be held liable under this Agreement, any other agreement, or any federal or state trade secret law for making a confidential disclosure of a Company trade secret or other confidential information to a government official or an attorney for the purpose of reporting or investigating a suspected violation of law or regulation, or in a court filing under seal.
V.Non-Disparagement
You agree to refrain from any disparagement, defamation, libel, or slander of the Company and all Section 16 officers of the Company as of the date of this Agreement. Nothing in this paragraph shall preclude any party from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process (including in connection with the last sentence of Section IV), or to defend or enforce your or the Company’s rights under this Agreement or any other agreement between you and the Company, or to rebut any disparagement, defamation, libel, or slander of you by the Company or any of its Section 16 officers.
VI.Release
By signing this Agreement, you, on your own behalf and on behalf of your heirs, family members, executors, agents, and assigns, hereby and forever release the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date of your signing of this Agreement relating to or arising from your employment relationship with the Company and the termination of that relationship, including, without limitation:

Amy Weaver
August 28, 2024

a.any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law. For the avoidance of doubt, this does not affect your right to continued vesting under Section II above;
b.any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
c.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Fair Employment and Housing Act; the Age Discrimination in Employment Act; and the Older Workers Benefit Protection Act;
d.any and all claims for violation of the federal or any state constitution;
e.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
f.any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this Agreement; and
g.any and all claims for attorneys’ fees and costs.
You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released, subject to the limitations set forth in this Section. Notwithstanding any term in this Agreement, this release does not extend to any obligations or rights incurred under this Agreement. Notwithstanding any term in this Agreement, this release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, your right to file a charge with, participate in an investigation by, provide information to, or otherwise assist the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized

Amy Weaver
August 28, 2024

to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give you the right to recover any monetary damages from the Company; your release of claims herein bars you from recovering such monetary relief from the Company). Notwithstanding any other term in this Agreement, nothing herein shall constitute a release of your right to the broadest indemnification possible under any indemnification agreement with the Company and the Company’s certificate of incorporation and bylaws, as in effect from time to time, including but not limited to your Indemnification Agreement with the Company dated September 10, 2015 (“Indemnification Agreement”) or any other applicable agreement, directors’ and officers’ liability coverage, insurance policies, by-laws, or under applicable law, including the California Labor Code. Notwithstanding any other term in this Agreement, this release does not release claims or your right: to receive benefits required to be provided in accordance with applicable law, including without limitation, continued health coverage under COBRA; in and to your Company equity including your RSUs, PRSUs, and options, including, without limitation, your right to vest during the term of your employment, receive delivery of, exercise, hold and sell your Company equity (subject to the terms of the documents and plans governing such equity); arising after the date you execute this Agreement. In addition, nothing herein shall waive your right to receive any whistleblower award.
You acknowledge that you have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
You, being aware of said code section, agree to expressly waive any rights you may have thereunder, as well as under any other statute or common law principles of similar effect.
You further represent that you have no lawsuits, claims, or actions pending in your name, or made on your behalf by any other person or entity, against the Company or any of the other Releasees, relating to claims which would otherwise be released under this Agreement.
You understand that this Agreement shall be null and void if not executed and returned to the Company on the date hereof or within 21 days thereafter. This Agreement will become effective on the eighth (8th) day after its execution (the “Effective Date”) by you, provided that you have not revoked your acceptance by notifying Sabastian V. Niles at Salesforce, Inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105 in writing or by email at svniles@salesforce.com on or before the seventh (7th) day after its execution by you.

Amy Weaver
August 28, 2024

You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), and that this waiver and release is knowing and voluntary. You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA and OWBPA after the date of your execution of this Agreement. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so. In the event you sign this Agreement and return it to the Company in less than the 21-day period identified above, you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
VII.Breach
You acknowledge and agree that any material breach of this Agreement, or of any provision of the Confidentiality Agreement, in each case, without cure (if curable) within fifteen (15) days following written notice by the Company of such breach, shall entitle the Company immediately to cease providing the consideration provided to you under this Agreement and to obtain damages, except as provided by law.
VIII.No Admission of Liability
You and the Company understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by you and the Company. No action taken by the Company or you hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or you of any fault or liability whatsoever to you, the Company or to any third party.
IX.Costs
The parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement, provided that the Company will reimburse you for the legal expenses you incur in connection with the negotiation and drafting of this Agreement, subject to the provision of reasonable supporting documentation, such that you retain an amount, net of applicable tax withholdings, equal to the cost of such legal expenses, such net amount not to exceed $15,000.

Amy Weaver
August 28, 2024

X.ARBITRATION
THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF, RELATING TO, OR RESULTING FROM THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN THE CITY AND COUNTY OF SAN FRANCISCO, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
XI.Authority
The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. You represent and warrant that you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind you to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

Amy Weaver
August 28, 2024

XII.No Representations
You represent that you have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. You have not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
XIII.Status; Tax Withholdings
During the Transition Period, you will be considered an employee of the Company for purposes of applicable law and benefit plan purposes. All payments pursuant to this Agreement are subject to all applicable tax withholdings.
XIV.Severability
In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
XV.Entire Agreement
This Agreement and attachments represent the entire agreement and understanding between the Company and you concerning the subject matter of this Agreement and your employment with and separation from the Company, and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and your relationship with the Company, with the exception of the agreements referenced in this Agreement, including but not limited to the Indemnification Agreement, under which you shall be treated as an executive officer of the Company through the end of the Transition Period, the Confidentiality Agreement and any applicable Company equity plan or equity award agreement. In addition, for the avoidance of doubt, except as otherwise set forth in this Agreement, you acknowledge that you are not entitled to any severance or other termination benefits in connection with the termination of your employment as contemplated by this Agreement.
XVI.No Oral Modifications
This Agreement may only be amended in a writing signed by you and the Company’s Chief Legal Officer.
XVII.Section 409A
It is intended that this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to

Amy Weaver
August 28, 2024

constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
The Company and you will work together in good faith to consider either (i) amendments to this Agreement, or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to you under Section 409A, provided that in making such amendments or revisions the Company and you shall reasonably attempt to maintain the original economic intent of the applicable provision without contravening the provisions of Section 409A of the Code to the maximum extent practicable.
XVIII.Governing Law
This Agreement shall be governed by the laws of the State of California, without regard to choice-of-law provisions. You consent to personal and exclusive jurisdiction and venue in the State of California.
XIX.Counterparts
This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
XX.Voluntary Execution of Agreement
You understand and agree that you executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of your claims against the Company and any of the other Releasees.
XXI.No Duty to Mitigate
You shall have no duty to mitigate any breach of this Agreement by the Company and, except as expressly provided herein, any amounts due under this Agreement shall not be reduced by compensation received from subsequent employment.
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Amy Weaver
August 28, 2024

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.
    Amy Weaver, an individual
Dated:     8/28/24                    By:     /s/ Amy E. Weaver

    Salesforce, Inc.
Dated:     8/28/24                    By:     /s/ Sabastian V. Niles
    Name:     Sabastian V. Niles
    Title:     President and Chief Legal Officer

[Signature Page to Transition Agreement]

Amy Weaver
August 28, 2024

ATTACHMENT A
SERVICES AND RESTRICTIONS
The Services as reasonably directed by the Chief Executive Officer may include, without limitation, assisting in the transition of your duties, working on transaction integration and mergers and acquisitions activity, customer-related matters, and transformation- related matters; provided, however, that you shall not be required to provide Services in excess of 30 hours per week and provided further that you shall not be required to travel outside of the San Francisco Bay Area in connection with the performance of the Services except as mutually agreed between you and the Company.
After the Transition Date, you shall continue to have Workday access for your own personal information only and email, Slack, and calendar access on the Company’s system, and no access to any of the Company’s other systems. For the avoidance of doubt, you agree to use your Company email only for Company-related purposes during the Transition Period. In addition, you agree that you will attend any offsite or senior management meetings of the Company following the Transition Date only if requested to do so by the Company’s Chief Executive Officer.

Amy Weaver
August 28, 2024

ATTACHMENT B
CURRENT BOARD MEMBERSHIP

McDonald’s
Habitat for Humanity

Amy Weaver
August 28, 2024

ATTACHMENT C
SUPPLEMENTAL RELEASE OF CLAIMS
This Supplemental Release of Claims (“Supplemental Release”) is made by and between Amy Weaver (“Employee”) and Salesforce, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
In consideration for the mutual promises and consideration provided both herein and in the Letter Agreement between the Employee and the Company dated as of August 28, 2024 (the “Letter Agreement”), Employee hereby extends the waiver and release of the Releasees in the Letter Agreement to any claims that may have arisen on or prior to the date of Employee’s signing of this Supplemental Release.
The undersigned parties further acknowledge that the terms of the Letter Agreement shall apply to this Supplemental Release and are incorporated herein.
Employee understands that this Supplemental Release shall be null and void if not executed and returned to the Company on Employee’s date of termination of employment or within 21 days thereafter. This Supplemental Release will become effective on the eighth (8th) day after its execution (the “Supplemental Release Effective Date”) by the Employee, provided that Employee has not revoked Employee’s acceptance by notifying Sabastian V. Niles at Salesforce, Inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105 in writing or by email at svniles@salesforce.com on or before the seventh (7th) day after its execution by Employee. Following the Supplemental Release Effective Date, the Company will provide Employee the benefits described in, and subject to the terms of, Section II of the Letter Agreement.
Employee acknowledges, in addition to extending the waiver and release of all of the claims set forth in the Letter Agreement, he is again waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA and OWBPA after the date of Employee’s execution of this Supplemental Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.
Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Supplemental Release; (b) he has twenty- one (21) days within which to consider this Supplemental Release; (c) he has seven (7) days following Employee’s execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period

Amy Weaver
August 28, 2024

identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release.
IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.
    Amy Weaver, an individual
Dated:                             By:

    Salesforce, Inc.
Dated:                             By:
    Name:
    Title: